UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☑    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐      Preliminary Proxy Statement

☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☑      Definitive Additional Materials

☐      Soliciting Material Pursuant to §240.14a-12

AMC Networks Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on June 11, 2020.

AMC NETWORKS INC.

AMC NETWORKS INC. 11 PENN PLAZA NEW YORK, NY 10001

Meeting Information
Meeting Type: Annual Meeting
For holders as of: April 13, 2020
Date: June 11, 2020 Time: 10:00 a.m., EDT
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/AMCX2020.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/AMCX2020 and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE PROXY STATEMENT ANNUAL REPORT ON FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 29, 2020 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Proxies submitted via the Internet prior to the meeting must be received by 11:59 p.m., Eastern Daylight Time on June 10, 2020 (June 6, 2020 for participants in the AMC Networks 401(k) Savings Plan, if applicable).

During The Meeting:

Go to www.virtualshareholdermeeting.com/AMCX2020. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card that will provide instructions to vote these shares by proxy via telephone.

Voting Items

Proposals to be voted on by the Class A Stockholders at the meeting are listed below along with the Directors’ recommendations.
The Board of Directors recommends you vote FOR the following Director nominees:
1.	Election of the following nominees as Directors:
01) Jonathan F. Miller
02) Leonard Tow
03) David E. Van Zandt
04) Carl E. Vogel
The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5:
2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2020
3.	Advisory vote on Named Executive Officer compensation
4.	Approval of the Company’s Amended and Restated 2016 Employee Stock Plan
5.	Approval of the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors
The Board of Directors recommends you vote AGAINST Proposal 6:
6.	Vote on stockholder proposal regarding voting standards for director elections

Voting Items

Proposals to be voted on by the Class B Stockholders at the meeting are listed below along with the Directors’ recommendations.

The Board of Directors recommends you vote FOR the following Director nominees:

1.        Election of the following nominees as Directors:

01)	William J. Bell	06)	Thomas C. Dolan
02)	Charles F. Dolan	07)	Brian G. Sweeney
03)	James L. Dolan	08)	Vincent Tese
04)	Kristin A. Dolan	09)	Marianne Dolan Weber
05)	Patrick F. Dolan	10)	Robert C. Wright

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5:

2.         Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2020

3.         Advisory vote on Named Executive Officer compensation

4.         Approval of the Company’s Amended and Restated 2016 Employee Stock Plan

5.         Approval of the Company’s Amended and Restated 2011 Stock Plan for Non-Employee Directors

The Board of Directors recommends you vote AGAINST Proposal 6:

6.         Vote on stockholder proposal regarding voting standards for director elections